UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 24, 2007

PIONEER FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Belleview Avenue, Suite 300 Kansas City, Missouri		64112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(816) 756-2020

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2007, Pioneer Financial Services, Inc., a Missouri corporation and the registrant (the “Company”) announced in the press release attached hereto as Exhibit 99.1 that Laura Stack was promoted to Chief Financial Officer of the Company effective July 1, 2007. From April 2005 to July 2007, Ms Stack served as the Company’s director of corporate finance. Prior to that she was the controller of the company. Ms. Stack joined the Company in 1999 as its controller. Ms. Stack will be compensated by MidCountry Bank (the "Bank"), through its Pioneer military lending division. The Bank and the Company are wholly owned subsidiaries of MidCountry Financial Corp., a Georgia corporation.

Effective July 1, 2007, Randall J. Opliger will be working on long term funding strategies for the Company. He is no longer the Chief Financial Officer.

Item 9.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Number	Description

99.1	Press Release, dated July 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PIONEER FINANCIAL SERVICES, INC.

By:	/s/ Thomas H. Holcom, Jr.
Name: Thomas H. Holcom, Jr.
Title: Chief Executive Officer and President

Date:  July 27, 2007

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